Exhibit 99.1

NuScale Power and Spring Valley Acquisition Corp. Announce Additional $10 Million PIPE Investment from SailingStone Capital Partners

Total committed PIPE investment increased from $211 million to $221 million

Additional institutional investment demonstrates strong investor support for NuScale’s technology and business combination

SailingStone Capital Partners and Pickering Energy Partners merged in 2021 to form a leading global natural resources financial services firm

PORTLAND, Ore. – March 29, 2022 – NuScale Power, LLC (“NuScale” or the “Company”), the industry-leading provider of proprietary and innovative advanced nuclear small modular reactor (“SMR”) technology, and Spring Valley Acquisition Corp. (NASDAQ: SV, SVSVW) (“Spring Valley”), a publicly traded special purpose acquisition company, today announced that SailingStone Capital Partners (“SailingStone”), a subsidiary of Pickering Energy Partners LP, has committed to a $10 million private investment in public equity (“PIPE”) in furtherance of the NuScale-Spring Valley merger transaction, increasing the total PIPE commitment for this transaction up to $221 million.

SailingStone provides investment solutions in the global natural resource space with a specific focus on the industrial businesses, commodities and infrastructure assets, which will enable the energy transition. This latest commitment further demonstrates the breadth and strength of investor interest in NuScale’s SMR technology and the multifaceted role the company is poised to play in the global energy transition. It also follows NuScale and Spring Valley’s announcement in February of the satisfaction of contingencies securing a $30 million PIPE commitment from Samsung C&T Corporation which ensured that, pending satisfaction of remaining closing conditions, the minimum cash threshold for the business combination can be met.

“As a first mover in this space, NuScale is developing pioneering SMR technology that is crucial to achieving net zero GHG emissions targets,” said Ken Settles, Managing Director with SailingStone. “SailingStone is excited to partner with NuScale to bring this important technology to market and help shape the future of the energy sector.”

“We are excited to welcome another excellent institutional partner in SailingStone,” said John Hopkins, President and Chief Executive Officer of NuScale. “This additional commitment further solidifies our already strong financial position as we prepare to become a public company. The need for safe, reliable and affordable carbon-free energy is clear and urgent, and we are proud to receive yet another endorsement in our company and the significant role we can play in de-carbonizing the global energy industry.”

1

NuScale is the provider of a proprietary and innovative advanced nuclear power solution, the NuScale Power Module™ (“NPM”), which is the only viable, near-term deployable SMR technology. Capable of generating 77 megawatts electric (“MWe”) of electricity, the NPM is safe, reliable and scalable – NuScale’s VOYGR™ power plant design can accommodate configurations of four, six and 12 modules that can provide up to 924 megawatts of electricity.

NuScale’s NPM can serve as a reliable, carbon-free source of power that complements renewable sources such as wind, solar and hydropower generation. The NPM can provide consistent baseload power with available load-following, no matter the time of day, weather or season. Its unique design and safety features allow it to be easily integrated into electric grids or used in a variety of industrial applications such as water desalination, commercial-scale hydrogen production and carbon-capture technology.

The $221 million in total PIPE proceeds, along with more than $232 million in Spring Valley’s trust account subject to redemptions by Spring Valley’s shareholders, will be used to bolster and accelerate the commercialization of NuScale’s SMR technology.

SailingStone is joined by several other global financial and strategic investors committed to the PIPE, including DS Private Equity, Samsung C&T Corporation and Segra Capital Management, with participation by Spring Valley’s sponsor, Pearl Energy Investment Management, LLC.

The transaction is expected to close in the second quarter of 2022 and is subject to approval by Spring Valley’s shareholders as well as other customary closing conditions.

About NuScale Power

NuScale Power has developed a new modular light water reactor nuclear power plant to supply energy for electrical generation, district heating, desalination, hydrogen production and other process heat applications. This groundbreaking small modular reactor (SMR) technology is offered in scalable sizes, including a VOYGR™-12 power plant, which includes 12 (77 MWe) NuScale Power Modules™ (NPM), using a safer, smaller, and scalable version of pressurized water reactor technology. NuScale also offers smaller power plant solutions, the four-module VOYGR-4 (308 MWe) and six-module VOYGR-6 (462 MWe), though others will be possible. With an array of flexible power options, NuScale is poised to meet the diverse energy needs of customers across the world. The majority investor in NuScale is Fluor Corporation, a global engineering, procurement, and construction company with more than 70 years supporting nuclear projects.

2

NuScale is headquartered in Portland, OR and has offices in Corvallis, OR; Rockville, MD; Charlotte, NC; Richland, WA; and London, UK. Follow us on Twitter: @NuScale_Power, Facebook: NuScale Power, LLC, LinkedIn: NuScale-Power, and Instagram: nuscale_power. Visit NuScale Power's website.

On December 14, 2021, NuScale announced a definitive business combination agreement with Spring Valley Acquisition Corp. (Nasdaq: SV, SVSVW). Upon the closing of the business combination, NuScale will become publicly traded under the new ticker symbol “SMR.” Additional information about the transaction can be viewed here: https://www.nuscalepower.com/about-us/investors

About Spring Valley Acquisition Corp.

Spring Valley Acquisition Corp. (NASDAQ: SV, SVSVW) is a special purpose acquisition company formed for the purpose of entering into a merger or similar business combination with one or more businesses or entities focusing on sustainability, including clean energy and storage, smart grid/efficiency, environmental services and recycling, mobility, water and wastewater management, advanced materials and technology enabled services. Spring Valley’s sponsor is supported by Pearl Energy Investment Management, LLC, a Dallas, Texas based investment firm that focuses on partnering with best-in-class management teams to invest in the North American energy industry.

About SailingStone Capital Partners

SailingStone Capital Partners, a subsidiary of Pickering Energy Partners, is a dedicated global natural resource investment advisor focused on providing institutional investors access to a broad array of solutions related to the energy transition across the upstream natural resource space. SailingStone offers strategies which span evergreen public equity funds, opportunistic return of capital strategies and unique access to direct investments in private companies. As an engaged owner with a five-to ten-year investment horizon, SailingStone has always held its portfolio companies to a high ESG standard, with many investments posting industry-leading performance on methane capture, carbon sequestration, water recycling and community engagement/development initiatives. For more information, please visit www.SailingStoneCapital.com or www.PickeringEnergyPartners.com.

No Offer or Solicitation

This release does not constitute an offer to sell or a solicitation of an offer to buy, or the solicitation of any vote or approval in any jurisdiction in connection with a proposed potential business combination among Spring Valley and NuScale or any related transactions, nor shall there be any sale, issuance or transfer of securities in any jurisdiction where, or to any person to whom, such offer, solicitation or sale may be unlawful. Any offering of securities or solicitation of votes regarding the proposed transaction will be made only by means of a proxy statement/prospectus that complies with applicable rules and regulations promulgated under the Securities Act of 1933, as amended (the “Securities Act”), and Securities Exchange Act of 1934, as amended, or pursuant to an exemption from the Securities Act or in a transaction not subject to the registration requirements of the Securities Act.

3

Forward Looking Statements

This release may contain “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “estimate,” “plan,” “project,” “forecast,” “intend,” “will,” “expect,” “anticipate,” “believe,” “seek,” “target” or other similar expressions that predict or indicate future events or trends or that are not statements of historical facts. These forward-looking statements are inherently subject to risks, uncertainties and assumptions. Such forward-looking statements include, but are not limited to, information concerning the timing and anticipated results of the proposed Business Combination. Actual results may differ materially as a result of a number of factors, including those factors discussed in Spring Valley’s final prospectus dated November 25, 2020 and in the Registration Statement under the heading “Risk Factors,” and other documents Spring Valley has filed, or will file, with the SEC. Caution must be exercised in relying on these and other forward-looking statements. Due to known and unknown risks, NuScale’s results may differ materially from its expectations and projections. While Spring Valley and NuScale may elect to update these forward-looking statements at some point in the future, Spring Valley and NuScale specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing Spring Valley’s and NuScale’s assessments of any date subsequent to the date of this release. Accordingly, undue reliance should not be placed upon the forward-looking statements.

Additional Information and Where to Find It

The proposed Business Combination will be submitted to shareholders of Spring Valley for their approval. The Registration Statement that Spring Valley has filed with the SEC includes a proxy statement/prospectus, which will be distributed to Spring Valley’s shareholders in connection with Spring Valley’s solicitation of proxies for the vote on the proposed Business Combination. After the Registration Statement has been declared effective, Spring Valley will mail the proxy statement/prospectus to Spring Valley shareholders as of the record date established for voting on the proposed Business Combination and other matters to be presented at the special meeting of Spring Valley shareholders. Spring Valley’s shareholders and other interested persons are advised to read the preliminary proxy statement/prospectus and any amendments thereto because these documents contain important information about Spring Valley, NuScale and the proposed Business Combination. Shareholders may also obtain a copy of the proxy statement/prospectus, as well as other documents filed with the SEC regarding the proposed Transaction and other documents filed with the SEC by Spring Valley, without charge, at the SEC’s website located at www.sec.gov. A link to the Registration Statement, as well as other information related to the transaction, can be found on the “Investors” section of NuScale’s website at www.nuscalepower.com/about-us/investors.

INVESTMENT IN ANY SECURITIES DESCRIBED HEREIN HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC OR ANY OTHER REGULATORY AUTHORITY NOR HAS ANY AUTHORITY PASSED UPON OR ENDORSED THE MERITS OF THE OFFERING OR THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED HEREIN. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

4

Contacts

Spring Valley Acquisition Corp.:
www.sv-ac.com
Robert Kaplan
Investors@sv-ac.com

Investor inquiries:
Gary Dvorchak, The Blueshirt Group for NuScale
ir@nuscalepower.com

Media inquiries:
Diane Hughes, NuScale
media@nuscalepower.com

5